UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549


                            FORM 8-K

                         CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities and Exchange
                           Act of 1934

                  Date of Report: July10, 2000

               NETWORK SYSTEMS INTERNATIONAL, INC.
     (Exact Name of Registrant as Specified in its Charter)


          Nevada                  0-22991              87-0460247
(State or other jurisdiction (Commission File Number)
 of incorporation or organization)                 (I.R.S. Employer
                                              (Identification Number)


     200 North Elm Street, Greensboro, North Carolina  27401
       (Address of principal executive officer) (Zip Code)

                         (336) 271-8400
       (Registrants telephone number, including area code)




Item 5.   Other Events

     On July 10, 2000, Network Systems International, Inc. (the "Company") issued a press release announcing that the Company entered into a Stock Purchase Agreement dated July 10, 2000 (the "Stock Purchase Agreement") with Richard T. Clark, Joel C. Holt,
D. Mark White, George D. Gordon, Bryan John, John Signorello and Steven Elias (the "Initial Investors"). A copy of the Stock Purchase Agreement is included as Exhibit 2 to this Current Report on Form 8-K and incorporated herein by reference. Subject to the terms and conditions of the Stock Purchase Agreement, the Company will issue 1,666,667 new, restricted shares of the Company's common stock at $0.60 per share to the Initial Investors in a private placement organized by Millennium Holdings Group, Inc. ("Millennium"). The sale under the Stock Purchase Agreement is subject to the satisfaction of the following conditions, which are discussed in more detail below: (i) certain of the Company's current management shareholders must agree to sell 2,700,000 shares of the Company's common stock to accredited investors arranged by Millennium, (ii) these current management shareholders must grant the Company a put option giving the Company the right to require such management shareholders to purchase substantially all of the assets associated with the Company's business as currently conducted for $3,000,000, (iii) all of the Company's current directors must resign and a designated representative of the Initial Investors must be appointed to replace the former directors effective as of the closing date of the stock sale, and (iv) the Company must receive the consent of its current revolving credit lender, Wachovia Bank, N.A. ("Wachovia"). The sale under the Stock Purchase Agreement is expected to close on or about July 21, 2000. After completion of the sale under the Stock Purchase Agreement, the Initial Investors will collectively own 1,666,667 shares, or approximately 17.6%, of the Company's outstanding common stock.

     During the past nine (9) months, the Company has experienced a substantial reduction in revenues and has suffered large operating losses. As a result of these two factors, the Company is in default of its financial loan covenants contained in its revolving credit agreement with Wachovia. As stated in the
Company's Quarterly Report on Form 10-QSB filed with the Securities and Exchange Commission on May 15, 2000: "Until the Company can renegotiate its current revolving credit agreement or secure refinancing with another lender, the Company's principle sources of liquidity are funds generated by operations. These matters, along with the slowdown in software license sales, raise doubt about the ability of the Company to continue as a going concern." The Company has been unable to arrange for adequate financing to replace the Wachovia credit facility. After pursuing a number of other alternatives, the Board of Directors of the Company reached the conclusion that the transactions contemplated by the Stock Purchase Agreement is the best alternative available to the Company at this time. On June 26, 2000, the Company's Board of Directors approved the Company's issuance of 1,666,667 new shares at $0.60 per share to the Initial Investors pursuant to the terms of the Stock Purchase Agreement.

     The issuance of the new shares by the Company will generate $1,000,000, and the Company intends to use these proceeds to reduce a portion of its outstanding indebtedness to Wachovia. The funds necessary to complete the sale of the shares sold under the Stock Purchase Agreement will be escrowed pending closing. A copy of the Escrow Agreement is included as Exhibit 99A to this Current Report on Form 8-K and incorporated herein by reference. As required by the Company's revolving credit agreement, the Company will seek Wachovia's consent to this transaction and other related matters.

     On July 10, 2000, the Company sent a letter to its shareholders discussing the Company's omission to seek shareholder approval of the issuance of the new shares that would otherwise be required under the Nasdaq Marketplace Rules pursuant to the Company's reliance upon an exception contained in the Nasdaq Marketplace Rules. A copy of the Company's July 10, 2000 letter to its shareholders is included as Exhibit 20 to this Current Report on Form 8-K and incorporated herein by reference.

     As a condition to the Initial Investors' obligations pursuant to the terms of the Stock Purchase Agreement, four of the Company's current management shareholders, Robbie M. Efird,
E. W. "Sonny" Miller, Jr., David F. Christian and James W. Moseley (collectively, the "Selling Shareholders") will enter into Investment Agreements dated July 10, 2000 (the "Investment Agreements") to collectively sell 2,700,000 shares to Herbert Tabin, a managing partner with Millennium, (the "Investment Agreement Investor") for $1,500,000 (approximately $0.56 per share) in a second private placement arranged by Millennium. Additional information regarding Mr. Tabin is set forth below. Copies of the Investment Agreements are included as Exhibit 99B to this Current Report on Form 8-K and incorporated herein by reference. The sales under the Investment Agreements are expected to close immediately after the closing of the sale pursuant to the Stock Purchase Agreement. After completion of the sale under the Investment Agreements, the Initial Investors and the Investment Agreement Investor (the "Millennium Investors") will collectively own 4,366,667 shares, or approximately 46.1%, of the Company's outstanding common stock. Mr. Tabin will own 2,700,000 or approximately 28.5% of the Company's common stock.

     As a further condition to the Initial Investors' obligations under the Stock Purchase Agreement, the Selling Shareholders will grant the Company a put option, expiring forty-five (45) days after the closing date, giving the Company the right to require the Selling Shareholders to purchase substantially all of the Company's operating assets and liabilities (the "Company Assets") and substantially all of the operating assets and liabilities of Vercom Software, Inc., a wholly-owned subsidiary corporation of the Company ("Vercom") (the "Vercom Assets"; the Company Assets and the Vercom Assets shall collectively be referred to as the "Assets") for $3,000,000. The Assets include all of the operating assets related to the Company's business as currently conducted. During this 45-day period, the Company will determine the value of the Assets and evaluate whether it is in the best interests of the Company and its shareholders for the Company to sell the Assets to the Selling Shareholders at the put price, to sell the Assets to a third party, to retain the Assets or to take other appropriate action.

     In order to facilitate the Company's potential exercise of the put option, prior to the closing of the sale under the Stock Purchase Agreement, the Company will contribute the Company Assets to a recently formed wholly-owned subsidiary corporation, Network Systems International of North Carolina, Inc. ("NSI-NC"). As part of this process, the Company intends to assign its rights and obligations under substantially all of its current agreements (including its software license agreements, service agreements and employment agreements) to NSI-NC. The Company, however, will not assign its right and obligations under the Stock Option Agreement between the Company and Christopher N. Baker, the
Company's current president, dated April 15,1999 (the "Baker Option"). Under the terms of the Baker Option, consummation of the anticipated change of control discussed above would trigger a vesting of Mr. Baker's right to purchase 500,000 shares of the Company's common stock at $1.00 per share. Mr. Baker and Millennium have agreed that Millennium or its assigns will lend Mr. Baker $500,000, which Mr. Baker would use to exercise the option to purchase the 500,000 shares. In consideration for the $500,000 loan, Mr. Baker will transfer 275,000 shares of the Company's common stock to Millennium or its assigns and grant Millennium or its assigns an option expiring one hundred twenty
(120) days from the date Mr. Baker resigns from the Company's Board of Directors to purchase the remaining 225,000 shares acquired pursuant to the Baker Option for a purchase price of $3.00 per share.



     The Stock Purchase Agreement also provides that, as a condition to the Initial Investors' obligations, all of the Company's current directors must resign effective as of the closing date. The current officers of the Company also plan to resign as of the closing date. The Stock Purchase Agreement further provides that Herbert Tabin will be appointed as the sole member of the Company's Board of Directors to replace the former directors as of the closing date.

     Mr. Tabin is currently a managing partner of Millennium and a co-founder of International Internet, Inc., a Delaware corporation ("IINN"), and has served as its Vice President since its inception. Prior to starting IINN, Mr. Tabin was a Vice President of Marketing with LBI Group, Inc., a merchant banking and venture capital group, from April, 1995 to December, 1996. Mr. Tabin received a Bachelor of Science in Business Economics from the State University of New York in 1989, and has been involved in financial consulting and investment counseling since 1989.

     If the Company elects to exercise the put option and require the Selling Shareholders to purchase the Assets for $3,000,000, the Selling Shareholders will make an initial cash payment of $1,500,000 to the Company. The Selling Shareholders will deliver a non-recourse promissory note in the principal amount of $1,500,000, payable in one hundred twenty (120) days, for the remaining purchase price. The Selling Shareholders will pledge all of their remaining 2,925,856 shares of the Company's common stock (the "Pledged Shares") as security for the payment of the promissory note. The Company's right to exercise the put option will be conditioned upon the Company using $2,000,000 of the sales price received for the Assets to reduce the obligation under the revolving credit arrangement with Wachovia. The Company plans to use $1,250,000 from the Selling Shareholders' initial cash payment and $750,000 from the sale, if any, of the Pledged Shares to reduce the outstanding indebtedness. The sale of the Pledged Shares is discussed below. As a further condition to the Company's right to exercise the put option, the Company will also agree to change its name on its corporate charter, to discontinue the use of the name "Network Systems International" and to transfer all rights to the name "Network Systems International" to the Selling Shareholders.

     The Company understands that Millennium will use its best efforts to place the Pledged Shares with accredited investors on behalf of the Selling Shareholders for at least $1,500,000, or approximately $0.513 per share. Millennium will remit the proceeds generated by the sale of the Pledged Shares, up to $1,500,000, to the Company to satisfy the remaining balance of the purchase price for the Assets. If Millennium arranges the sale of all of the Pledged Shares to other accredited investors, these other accredited investors and the Millennium Investors will collectively own 7,292,523 shares, or approximately 77.0%, of the Company's outstanding common stock .

     If all of the Pledged Shares are sold for an amount greater than $1,500,000, Millennium will retain the excess. If Millennium cannot sell all of the Pledged Shares for at least $1,500,000, Millennium will use its best efforts to place as many of the Pledged Shares as possible with accredited investors on behalf of the Selling Shareholders for approximately $0.513 per share. Pursuant to the terms of the put option, the Company will use the first $750,000 from the sale of the Pledged Shares to reduce the obligation under the revolving credit arrangement with Wachovia. If Millennium is unable to sell all of the Pledged Shares, the Company will extinguish the promissory note at maturity and retain any remaining shares in satisfaction of the outstanding purchase price for the sale of the Subsidiaries to the Selling Shareholders.

               Millennium has informed the Company's current management that the Millennium Investors plan to expand the business through acquisitions after the transactions discussed above are completed.

     A copy of the press release discussing the above and certain related matters is included as Exhibit 99C to this Current Report on Form 8-K and incorporated herein by reference.



Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(a)  Exhibits

The following exhibits are filed herewith in accordance with the provisions of Item 601 of Regulation S-B:

Exhibit No.    Description of Exhibit

2    Stock  Purchase  Agreement dated July 10, 2000  between  the
          Initial Investors and the registrant

20   Letter  to the registrant's shareholders dated July 10, 2000 regarding the exception to the shareholder approval requirement in the Nasdaq Marketplace Rules

99A       Escrow Agreement dated July 10, 2000 between Millennium
          Holdings  Group,  Inc., G. David Gordon  &  Associates,
          P.C. as escrow agent and the registrant

99B       Investment  Agreements  dated  July  10,  2000  between
          Robbie  M. Efird, E. W. "Sonny" Miller, Jr.,  David  F.
          Christian, James W. Moseley, and Herbert Tabin

99C       Press Release issued by the registrant on July 10, 2000


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                         NETWORK SYSTEMS INTERNATIONAL, INC.
                         (Registrant)


                         By:  /s/ Michael T. Spohn

                              Michael T. Spohn,
                                   Chief Financial Officer

Date:  July 10, 2000